FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

October 11, 2011

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization)                                                  or Identification Number)

3509 Auburn Rd.

Auburn Hills, MI 48326

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 683-4600

Item: 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 6, 2011, Majlinda Xhuti, Enercorp Inc. Chairman, CEO and CFO has resigned from all positions held with Enercorp due to other commitments.

The undersigned will coordinate an Enercorp Board of Directors meeting to discuss this resignation.

Enercorp Inc. will file another 8-K following the Board Meeting reviewing and identifying the actions taken by the Board with regards to responsibilities and replacements to these positions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2011

ENERCORP, INC

By: /s/William Salatino

          William Salatino

          President & COO